CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



First Investors Fund for Income, Inc.
95 Wall Street
New York, New York  10005


We consent to the use in Post-Effective Amendment No. 71 to the Registration Statement on Form N-1A (File No. 2-28309) of our report dated October 31, 2001 relating to the September 30, 2001 financial statements of First Investors Fund for Income, Inc., which are included in said Registration Statement.


                                                /s/ Tait, Weller & Baker

                                                TAIT, WELLER & BAKER



Philadelphia, Pennsylvania
January 23, 2002